                                                                 EXHIBIT 4(a)(4)





                             SUPPLEMENTAL INDENTURE


                         (DATED AS OF [              ])
                                       --------------


                                   ----------


                       PUBLIC SERVICE COMPANY OF COLORADO


                                       TO


                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                                         AS TRUSTEE


                                   ----------


                   CREATING AN ISSUE OF FIRST MORTGAGE BONDS,
                              COLLATERAL SERIES [ ]


                                   ----------

      (SUPPLEMENTAL TO INDENTURE DATED AS OF DECEMBER 1, 1939, AS AMENDED)

         SUPPLEMENTAL INDENTURE, dated as of [______________], between PUBLIC SERVICE COMPANY OF COLORADO, a corporation organized and existing under the laws of the State of Colorado (the "Company"), party of the first part, and U.S. BANK TRUST NATIONAL ASSOCIATION (FORMERLY FIRST TRUST OF NEW YORK, NATIONAL Association), a national banking association, as successor trustee (the "Trustee") to Morgan Guaranty Trust Company of New York (formerly Guaranty Trust Company of New York), party of the second part.

         WHEREAS, the Company heretofore executed and delivered to the Trustee its Indenture, dated as of December 1, 1939 (the "Principal Indenture"), to secure its First Mortgage Bonds from time to time issued thereunder; and

         WHEREAS, the Company has heretofore executed and delivered to the Trustee the Supplemental Indentures referred to in Schedule A hereto for certain purposes, including the creation of series of bonds, the subjection to the lien of the Principal Indenture of property acquired after the execution and delivery thereof, the amendment of certain provisions of the Principal Indenture and the appointment of the successor Trustee; and

         WHEREAS, the Principal Indenture as supplemented and amended by all Supplemental Indentures heretofore executed by the Company and the Trustee is hereinafter referred to as the "Indenture", and, unless the context requires otherwise, references herein to Articles and Sections of the Indenture shall be to Articles and Sections of the Principal Indenture as so amended; and

         WHEREAS, the Company proposes to create a new series of First Mortgage Bonds to be designated as First Mortgage Bonds, Collateral Series [ ] (the "Collateral Series [ ] Bonds"), to be issued and delivered to the trustee under the 1993 Mortgage (as hereinafter defined) as the basis for the authentication and delivery under the 1993 Mortgage of a series of securities, all as hereinafter provided, and to vary in certain respects the covenants and provisions contained in Article V of the Indenture, to the extent that such covenants and provisions apply to the Collateral Series [ ] Bonds; and

         WHEREAS, the Company, pursuant to the provisions of the Indenture, has, by appropriate corporate action, duly resolved and determined to execute this Supplemental Indenture for the purpose of providing for the creation of the Collateral Series [ ] Bonds and of specifying the form, provisions and particulars thereof, as in the Indenture provided or permitted and of giving to the Collateral Series [ ] Bonds the protection and security of the Indenture; and

         WHEREAS, the Company represents that all acts and proceedings required by law and by the charter and by-laws of the Company, including all action requisite on the part of its shareholders, directors and officers, necessary to make the Collateral Series [ ] Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Principal Indenture and all indentures supplemental thereto, including this Supplemental Indenture, valid, binding and legal instruments for the security of the bonds of all series, including the Collateral Series [ ] Bonds, in accordance with the terms of such bonds and such instruments, have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         That Public Service Company of Colorado, the Company named in the Indenture, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in pursuance of the direction and authority of the Board of Directors of the Company given at a meeting thereof duly called and held, and in order to create the Collateral Series [ ] Bonds and to specify the form, terms and provisions thereof, and to secure the payment of the principal of and premium, if any, and interest, if any, on all bonds from time to time outstanding under the Indenture, including the Collateral Series [ ] Bonds, according to the terms of said bonds, and to secure the performance and observance of all of the covenants and conditions contained in the Indenture, has executed and delivered this Supplemental Indenture and has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed unto U.S. Bank Trust National Association, as Trustee, and its successor or successors in the trust and its and their assigns forever;

         TO HAVE AND TO HOLD all and singular the properties, rights, privileges and franchises described in the Principal Indenture and in the several Supplemental Indentures hereinabove referred to and owned by the Company on the date of the execution and delivery hereof (other than property of a character expressly excepted from the lien of the Indenture as therein set forth) unto the Trustee and its successor or successors and assigns forever;

         SUBJECT, HOWEVER, to permitted encumbrances as defined in the Indenture;

         IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture, for the equal and proportionate benefit and security of all present and future holders of the bonds and coupons issued and to be issued under the Indenture, including the Collateral Series [ ] Bonds, without preference, priority or distinction as to lien (except as any sinking, amortization, improvement or other fund established in accordance with the provisions of the Indenture or any indenture supplemental thereto may afford additional security for the bonds of any particular series) of any of said bonds over any others thereof by reason of series, priority in the time of the issue or negotiation thereof, or otherwise howsoever, except as provided in Section 2 of Article IV of the Indenture.

                                   ARTICLE ONE

           CREATION AND DESCRIPTION OF THE COLLATERAL SERIES [ ] BONDS

         SECTION 1. A new series of bonds to be issued under and secured by the Indenture is hereby created, the bonds of such new series to be designated First Mortgage Bonds, Collateral Series [ ]. The Collateral Series [ ] Bonds shall be limited to an aggregate principal amount of ____________ Million dollars ($_______________), excluding any Collateral Series [ ] Bonds which may be authenticated and exchanged for or in lieu of or in substitution for or on transfer of other Collateral Series [ ] Bonds pursuant to any provisions of the Indenture. The Collateral Series [ ] Bonds shall mature on [ ]. The Collateral Series [ ] Bonds shall not bear interest.

         The principal of each Collateral Series [ ] Bond shall be payable, upon presentation thereof, at the office or agency of the Company in the city in which the principal corporate trust office of the 1993 Mortgage Trustee (as hereinafter defined) is located, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

         The Collateral Series [ ] Bonds shall be issued and delivered by the Company to U.S. Bank Trust National Association, as successor trustee under the Indenture, dated as of October 1, 1993, as supplemented (the "1993 Mortgage"), of the Company to such successor trustee (the "1993 Mortgage Trustee"), as the basis for the authentication and delivery under the 1993 Mortgage of a series of securities. As provided in the 1993 Mortgage, the Collateral Series [ ] Bonds will be registered in the name of the 1993 Mortgage Trustee or its nominee and will be owned and held by the 1993 Mortgage Trustee, subject to the provisions of the 1993 Mortgage, for the benefit of the holders of all securities from time to time outstanding under the 1993 Mortgage, and the Company shall have no interest therein.

         Any payment by the Company under the 1993 Mortgage of the principal of the securities which shall have been authenticated and delivered under the 1993 Mortgage on the basis of the issuance and delivery to the 1993 Mortgage Trustee of Collateral Series [ ] Bonds (other than by the application of the proceeds of a payment in respect of such Collateral Series [ ] Bonds) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of such Collateral Series [ ] Bonds which is then due.

         The Trustee may conclusively presume that the obligation of the Company to pay the principal of the Collateral Series [ ] Bonds as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the 1993 Mortgage Trustee, signed by an authorized officer thereof, stating that the principal of specified Collateral Series [ ] Bonds has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment.

         Each Collateral Series [ ] Bond shall be dated as of the date of its authentication.

         The Collateral Series [ ] Bonds shall be issued as fully registered bonds only, in denominations of $1,000 and multiples thereof.

         The Collateral Series [ ] Bonds shall be registerable and exchangeable at the office or agency of the Company in the city in which the principal corporate trust office of the 1993 Mortgage Trustee is located, in the manner and upon the terms set forth in Section 5 of Article II of the Indenture; provided, however, that the Collateral Series [ ] Bonds shall not be transferrable except to a successor trustee under the 1993 Mortgage. No service charge shall be made for any exchange or transfer of any Collateral Series [ ] Bond.

         SECTION 2. The text of the Collateral Series [ ] Bonds shall be substantially in the form attached hereto as Exhibit A.

         SECTION 3. The Collateral Series [ ] Bonds may be executed by the Company and delivered to the Trustee and, upon compliance with all applicable provisions and requirements of the Indenture in respect thereof, shall be authenticated by the Trustee and delivered (without awaiting the filing or recording of this Supplemental Indenture) in accordance with the written order or orders of the Company.

                                   ARTICLE TWO

                  REDEMPTION OF THE COLLATERAL SERIES [ ] BONDS

         SECTION 1. Each Collateral Series [ ] Bond shall be redeemable at the option of the Company in whole at any time, or in part from time to time, prior to maturity, at a redemption price equal to 100% of the principal amount thereof to be redeemed.

         SECTION 2. The provisions of Sections 3, 4, 5, 6 and 7 of Article V of the Indenture shall be applicable to the Collateral Series [ ] Bonds, except that (a) no publication of notice of redemption of the Collateral Series [ ] Bonds shall be required and (b) if less than all the Collateral Series [ ] Bonds are to be redeemed, the Collateral Series [ ] Bonds to be redeemed shall be selected in the principal amounts designated to the Trustee by the Company, and except as such provisions may otherwise be inconsistent with the provisions of this Article Two.

         SECTION 3. The holder of each and every Collateral Series [ ] Bond hereby agrees to accept payment thereof prior to maturity on the terms and conditions provided for in this Article Two.

                                  ARTICLE THREE

                         ACKNOWLEDGMENT OF RIGHT TO VOTE
                           OR CONSENT WITH RESPECT TO
                         CERTAIN AMENDMENTS TO INDENTURE

         The Company hereby acknowledges the right of the holders of the Collateral Series [ ] Bonds to vote or consent with respect to any or all of the modifications to the Indenture referred to in Article Three of the Supplemental Indenture, dated as of March 1, 1980, irrespective of the fact that the Bonds of the Second 1987 Series are no longer outstanding; provided, however, that such acknowledgment shall not impair (a) the right of the Company to make such modifications without the consent or other action of the holders of the Bonds of the 2020 Series or the bonds of any other series subsequently created under the Indenture with respect to which the Company has expressly reserved such right or
(b) the right of the Company to reserve the right to make such modifications without the consent or other action of the holders of bonds of one or more, or any or all, series created subsequent to the creation of the Collateral Series
[ ] Bonds.

                                  ARTICLE FOUR

                                   THE TRUSTEE

         The Trustee accepts the trusts created by this Supplemental Indenture upon the terms and conditions set forth in the Indenture and this Supplemental Indenture. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee. Each and every term and condition contained in
Article XII of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

                                  ARTICLE FIVE

                            MISCELLANEOUS PROVISIONS

         SECTION 1. Subject to the variations contained in Article Two of this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Principal Indenture, this Supplemental Indenture and all other indentures supplemental to the Principal Indenture shall be read, taken and construed as one and the same instrument. Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Indenture on any of the properties subject thereto, and such lien shall remain in full force and effect as security for all bonds now outstanding or hereafter issued under the Indenture.

         All covenants and provisions of the Indenture shall continue in full force and effect and this Supplemental Indenture shall form part of the Indenture.

         SECTION 2. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Supplemental Indenture, shall not be a Business Day (as defined in the 1993 Mortgage), such payment may be made or act performed or right exercised on the next succeeding Business Day with the same force and effect as if done on the nominal date provided in this Supplemental Indenture.

         SECTION 3. The terms defined in the Indenture shall, for all purposes of this Supplemental Indenture, have the meaning specified in the Indenture except as set forth in Section 4 of this Article or otherwise set forth in this Supplemental Indenture or unless the context clearly indicates some other meaning to be intended.

         SECTION 4. Any term defined in Section 303 of the Trust Indenture Act of 1939, as amended, and not otherwise defined in the Indenture shall, with respect to this Supplemental Indenture and the Collateral Series [ ] Bonds, have the meaning assigned to such term in Section 303 as in force on the date of the execution of this Supplemental Indenture.

         SECTION 5. This Supplemental Indenture may be executed in any number of counterparts, and all of said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, Public Service Company of Colorado, party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed by its President, an Executive Vice President, a Senior Vice President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf; and U.S. Bank Trust National Association, the party hereto of the second part, in evidence of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and its corporate seal to be affixed by one of its Assistant Vice Presidents and attested by one of its Trust Officers, for and in its behalf, all as of the day and year first above written.

                                            PUBLIC SERVICE COMPANY OF
                                              COLORADO



                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


ATTEST:
       ---------------------------------
       Name:
       Title:


STATE OF [           ]           )
          -----------            )
                                 )  ss.:
COUNTY OF [          ]           )
           ----------            )

         On this [___] day of [__________, ____], before me, [_____________], a duly authorized Notary Public in and for said City in the State aforesaid, personally appeared [_____________] and [_____________] to me known to be a [__________] and the [__________], respectively, of PUBLIC SERVICE COMPANY OF COLORADO, a corporation organized and existing under the laws of the State of Colorado, one of the corporations that executed the within and foregoing instrument; and the said [__________] and [__________] severally acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                    -----------------------------------
                                    Name:
                                    Notary Public, State of [          ]
                                                             ----------

                                    Commission Expires:

                                    U.S. BANK TRUST
                                      NATIONAL ASSOCIATION,
                                         as Trustee


                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:


ATTEST:
       -----------------------------------
       Name:
       Title:


STATE OF [          ]        )
          ----------         )
                             )  ss.:
COUNTY OF [          ]       )
           ----------        )

         On this [___] day of [__________, ____], before me, [___________], a duly authorized Notary Public in and for said City and County in the State aforesaid, personally appeared [___________] and [___________] to me known to be an [__________] and a [__________], respectively, of U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, one of the corporations that executed the within and foregoing instrument; and the said [__________] and [__________] severally acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                       --------------------------------
                                       Name:
                                       Notary Public, State of [          ]
                                                                ----------

                                       Commission Expires:

                                                                       EXHIBIT A



                       FORM OF COLLATERAL SERIES [ ] BOND

         THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TRUSTEE UNDER THE INDENTURE, DATED AS OF OCTOBER 1, 1993, AS SUPPLEMENTED, BETWEEN PUBLIC SERVICE COMPANY OF COLORADO AND U.S. BANK TRUST NATIONAL ASSOCIATION (FORMERLY FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION), AS SUCCESSOR TRUSTEE THEREUNDER.

                       PUBLIC SERVICE COMPANY OF COLORADO

                              FIRST MORTGAGE BOND,

                              Collateral Series [ ]

                                     DUE [ ]

REGISTERED                                                           REGISTERED

No.                                                                   $
   -------                                                             ---------


         FOR VALUE RECEIVED, PUBLIC SERVICE COMPANY OF COLORADO, a corporation organized and existing under the laws of the State of Colorado (hereinafter sometimes called the "Company"), promises to pay to U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), as successor trustee (the "1993 Mortgage Trustee") under the Indenture, dated as of October 1, 1993 (the "1993 Mortgage"), of the Company, or registered assigns,

         [________________________________________________________________]
Dollars on [_________________], at the office or agency of the Company in the city in which the principal corporate trust office of the 1993 Mortgage Trustee is located. This bond shall not bear interest. The principal of this bond shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

         Any payment by the Company under the 1993 Mortgage of the principal of securities which shall have been authenticated and delivered under the 1993 Mortgage on the basis of the issuance and delivery to the 1993 Mortgage Trustee of this bond (the "1993 Mortgage Securities") (other than by the application of the proceeds of a payment in respect of this bond) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of this bond which is then due.

         This bond is one of an issue of bonds of the Company, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of the indenture hereinafter mentioned, may afford additional security for the bonds of any particular series) by a certain indenture, dated as of December 1, 1939, made by the Company to U.S. BANK TRUST

NATIONAL ASSOCIATION (formerly First Trust of New York, National Association), as successor trustee (hereinafter called the "Trustee") to Morgan Guaranty Trust Company of New York (formerly Guaranty Trust Company of New York), as amended and supplemented by several indentures supplemental thereto, including the Supplemental Indenture dated as of [______________] (said Indenture as amended and supplemented by said indentures supplemental thereto being hereinafter called the "Indenture"), to which Indenture reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustee, and the holders of said bonds, under the Indenture, and the terms and conditions upon which said bonds are secured, to all of the provisions of which Indenture and of all indentures supplemental thereto in respect of such security, including the provisions of the Indenture permitting the issue of bonds of any series for property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said bonds (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Company, by the holders of at least 75% in aggregate principal amount of the bonds then outstanding (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Indenture); provided, however, that without the consent of the holder hereof no such modification or alteration shall be made which will extend the time of payment of the principal of this bond or reduce the principal amount hereof or effect any other modification of the terms of payment of such principal or will reduce the percentage of bonds required for the aforesaid actions under the Indenture. The Company has reserved the right to amend the Indenture without any consent or other action by holders of any series of bonds created after October 31, 1975 (including this series) so as to change 75% in the foregoing sentence to 60% and to change certain procedures relating to bondholders' meetings. This bond is one of a series of bonds designated as the First Mortgage Bonds, Collateral Series [ ], of the Company.

         This bond shall be redeemable at the option of the Company in whole at any time, or in part from time to time, prior to maturity, at a redemption price equal to 100% of the principal amount thereof to be redeemed.

         The principal of this bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of an event of default as therein provided.

         This bond is not transferable except to a successor trustee under the 1993 Mortgage, any such transfer to be made at the office or agency of the Company in the city in which the principal corporate trust office of the 1993 Mortgage Trustee is located, upon surrender and cancellation of this bond, and thereupon a new bond of this series of a like principal amount will be issued to the transferee in exchange therefor, as provided in the Indenture. The Company, the Trustee, any paying agent and any registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes. This bond, alone or with other bonds of this series, may in like manner be exchanged at such office or agency for one or more new bonds of this series of the same aggregate principal amount, all as provided in the Indenture. No service charge shall be made to any holder of any bond of this series for any exchange or transfer of bonds.

         No recourse under or upon any covenant or obligation of the Indenture, or of any bonds thereby secured, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capital stock, shareholder, officer or director, as such, of the Company, whether former, present or future, either directly, or indirectly through the Company or the Trustee, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any statute or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of shareholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the shareholders), any and all such liability of incorporators, shareholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this bond, and being likewise waived and released by the terms of the Indenture under which this bond is issued.

         This bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by U.S. Bank Trust National Association, or its successor, as Trustee under the Indenture.

         IN WITNESS WHEREOF, Public Service Company of Colorado has caused this bond to be signed in its name by a [__________Vice President] and its corporate seal to be affixed hereto and attested by its Secretary or an Assistant Secretary.

Dated:                                  PUBLIC SERVICE COMPANY OF
                                        COLORADO



                                        By:
                                           ------------------------------------
                                             [             Vice President]
                                              ------------

ATTEST:
       -----------------------------
        [          Secretary]
         ---------

                          CERTIFICATE OF AUTHENTICATION

         This is one of the securities of the series designated therein referred to in the within-mentioned Supplemental Indenture.

Dated:                                  U.S. BANK TRUST NATIONAL ASSOCIATION,
                                                      AS TRUSTEE


                                        By:
                                           ---------------------------------
                                                 Authorized Officer

                                                                      SCHEDULE A

                             SUPPLEMENTAL INDENTURES

         DATE OF                                                                                   PRINCIPAL
       SUPPLEMENTAL                                                        PRINCIPAL                 AMOUNT
        INDENTURE                        SERIES OF BONDS                 AMOUNT ISSUED            OUTSTANDING
       ------------                  ----------------------            -----------------        ----------------

March 14, 1941                                None                                    --                      --
May 14, 1941                                  None                                    --                      --
April 28, 1942                                None                                    --                      --
April 14, 1943                                None                                    --                      --
April 27, 1944                                None                                    --                      --
April 18, 1945                                None                                    --                      --
April 23, 1946                                None                                    --                      --
April 9, 1947                                 None                                    --                      --
June 1, 1947*                        2-7/8% Series due 1977                 $ 40,000,000                    None
April 1, 1948                                 None                                    --                      --
May 20, 1948                                  None                                    --                      --
October 1, 1948                      3-1/8% Series due 1978                   10,000,000                    None
April 20, 1949                                None                                    --                      --
April 24, 1950                                None                                    --                      --
April 18, 1951                                None                                    --                      --
October 1, 1951                      3-1/4% Series due 1981                   15,000,000                    None
April 21, 1952                                None                                    --                      --
December 1, 1952                              None                                    --                      --
April 15, 1953                                None                                    --                      --
April 19, 1954                                None                                    --                      --
October 1, 1954*                     3-1/8% Series due 1984                   20,000,000                    None
April 18, 1955                                None                                    --                      --
April 24, 1956                                None                                    --                      --
May 1, 1957*                         4-3/8% Series due 1987                   30,000,000                    None
April 10, 1958                                None                                    --                      --
May 1, 1959                          4-5/8% Series due 1989                   20,000,000                    None
April 18, 1960                                None                                    --                      --
April 19, 1961                                None                                    --                      --
October 1, 1961                      4-1/2% Series due 1991                   30,000,000                    None
March 1, 1962                        4-5/8% Series due 1992                    8,800,000                    None
June 1, 1964                         4-1/2% Series due 1994                   35,000,000                    None
May 1, 1966                          5-3/8% Series due 1996                   35,000,000                    None
July 1, 1967*                        5-7/8% Series due 1997                   35,000,000                    None
July 1, 1968*                        6-3/4% Series due 1998                   25,000,000                    None
April 25, 1969                                None                                    --                      --

         DATE OF                                                                                   PRINCIPAL
       SUPPLEMENTAL                                                        PRINCIPAL                AMOUNT
        INDENTURE                        SERIES OF BONDS                 AMOUNT ISSUED            OUTSTANDING
       ------------                  ----------------------            -----------------        ----------------
April 21, 1970                                None                                    --                      --
September 1, 1970                    8-3/4% Series due 2000                   35,000,000                    None
February 1, 1971                     7-1/4% Series due 2001                   40,000,000                    None
August 1, 1972                       7-1/2% Series due 2002                   50,000,000                    None
June 1, 1973                         7-5/8% Series due 2003                   50,000,000                    None
March 1, 1974                      Pollution Control Series A                 24,000,000                    None
December 1, 1974                   Pollution Control Series B                 50,000,000                    None
October 1, 1975                      9-3/8% Series due 2005                   50,000,000                    None
April 28, 1976                                None                                    --                      --

April 28, 1977                                None                                    --                      --
November 1, 1977*                    8-1/4% Series due 2007                   50,000,000                    None
April 28, 1978                                None                                    --                      --
October 1, 1978                      9-1/4% Series due 2008                   50,000,000                    None
October 1, 1979*                   Pollution Control Series C                 50,000,000                    None
March 1, 1980*                         15% Series due 1987                    50,000,000                    None
April 28, 1981                                None                                    --                      --
November 1, 1981*                  Pollution Control Series D                 27,380,000                    None
December 1, 1981*                    16-1/4% Series due 2011                  50,000,000                    None
April 29, 1982                                None                                    --                      --
May 1, 1983*                       Pollution Control Series E                 42,000,000                    None

April 30, 1984                                None                                    --                      --
March 1, 1985*                         13% Series due 2015                    50,000,000                    None
November 1, 1986*                  Pollution Control Series F                 27,250,000                    None
May 1, 1987*                          8.95% Series due 1992                   75,000,000                    None
July 1, 1990*                        9-7/8% Series due 2020                   75,000,000                    None
December 1, 1990*              Secured Medium-Term Notes, Series A           191,500,000**                  None
March 1, 1992*                     8-1/8% Series due 2004 and                100,000,000             100,000,000
                                     8-3/4% Series due 2022                  150,000,000             144,840,000
April 1, 1993*                     Pollution Control Series G                 79,500,000              79,500,000
June 1, 1993*                      Pollution Control Series H                 50,000,000              50,000,000
November 1, 1993*                      Collateral Series A                   134,500,000             134,500,000

January 1, 1994*                Collateral Series B due 2001 and             102,667,000                    None
                                   Collateral Series B due 2024              110,000,000             110,000,000
September 2, 1994                             None                                    --                      --
(Appointment of
Successor Trustee)
May 1, 1996                            Collateral Series C                   125,000,000             125,000,000

         DATE OF                                                                                   PRINCIPAL
       SUPPLEMENTAL                                                        PRINCIPAL                AMOUNT
        INDENTURE                        SERIES OF BONDS                 AMOUNT ISSUED            OUTSTANDING
       ------------                  ----------------------            -----------------        ----------------

November 1, 1996                       Collateral Series D                   250,000,000             175,000,000
February 1, 1997                       Collateral Series E                   150,000,000                    None
April 1, 1998                          Collateral Series F                   250,000,000             250,000,000
August 15, 2002                        Collateral Series G                    48,750,000              48,750,000
September 1, 2002                      Collateral Series H                   600,000,000             600,000,000
September 15, 2002                     Collateral Series I                   530,000,000             530,000,000
March 1, 2003                          Collateral Series J                   250,000,000             250,000,000

----------
 * Contains amendatory provisions

** $200,000,000 authorized